UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

Marlin Midstream Partners, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36018	46-2627595
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2105 CityWest Boulevard, Suite 100 Houston, Texas 77042
(address of principal executive offices) (zip code)
(832) 200-3702
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On August 22, 2014, Marlin Midstream, LLC (“Marlin Midstream”) entered into an Amendment to Gas Gathering and Processing Agreement (the “Amendment”) with Associated Energy Services, LP (“AES”). The Amendment amends certain provisions of the original Gas Gathering and Processing Agreement, dated July 31, 2013, to, among other things, provide AES with an election right to increase Marlin Midstream’s minimum volume commitment to reserve processing capacity at its facilities above the original 80,000 Mcf/d for each calendar quarter by giving notice of such election to Marlin Midstream no less than six days prior to the first date of such calendar quarter. If no election is made, the minimum volume commitment remains at 80,000 Mcf/d.
The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Marlin Midstream is a wholly owned subsidiary of Marlin Midstream Partners, LP.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Amendment to Gas Gathering and Processing Agreement, dated as of August 22, 2014, by and between Marlin Midstream, LLC and Associated Energy Services, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2014                        MARLIN MIDSTREAM PARTNERS, LP
By: Marlin Midstream GP, LLC, its General Partner

By: /s/ Terry D. Jones
Terry D. Jones
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Amendment to Gas Gathering and Processing Agreement, dated as of August 22, 2014, by and between Marlin Midstream, LLC and Associated Energy Services, LP